Registration Statement No. 333-__________
Filed with the Securities and Exchange Commission on April 14, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RIVERSOURCE LIFE INSURANCE COMPANY
(Exact Name of Registrant as specified in charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-0823832 (I.R.S. Employer Identification No.)
70100 Ameriprise Financial Center
Minneapolis, MN 55474
(800) 862-7919
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nicole D. Wood
RiverSource Life Insurance Company
50605 Ameriprise Financial Center
Minneapolis, Minnesota 55474
(612) 678-5337
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of the Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to Section 8(a) may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Prospectus
May 1, 2025
RiverSource®
Guarantee Period Accounts
Offered Under Certain Variable Annuity Contracts

Issued by:	RiverSource Life Insurance Company (RiverSource Life)
70100 Ameriprise Financial Center Minneapolis, MN 55474 Telephone: 1-800-862-7919 (Service Center)
This prospectus describes Guarantee Period Accounts (GPAs), which are available only under the following variable annuity contracts:
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Evergreen Essential Variable Annuity
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Evergreen New Solutions Variable Annuity
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Evergreen New Solutions Select Variable Annuity
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Evergreen Pathways Variable Annuity
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Evergreen Pathways Select Variable Annuity
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Evergreen Privilege Variable Annuity
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RiverSource® AccessChoice Select Variable Annuity
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RiverSource® Builder Select Variable Annuity
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RiverSource® Endeavor Select Variable Annuity
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RiverSource® FlexChoice Variable Annuity
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RiverSource® FlexChoice Select Variable Annuity
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RiverSource® Galaxy Premier Variable Annuity
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RiverSource® Innovations Variable Annuity
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RiverSource® Innovations Select Variable Annuity
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RiverSource® Innovations Classic Variable Annuity
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RiverSource® Innovations Classic Select Variable Annuity
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RiverSource® New Solutions Variable Annuity
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RiverSource® Pinnacle Variable Annuity
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RiverSource® RAVA 5 Advantage® Variable Annuity, RiverSource® RAVA 5 Select® Variable Annuity, RiverSource® RAVA 5 Access® Variable Annuity (offered for applications signed prior to April 30, 2012)
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RiverSource® RAVA 5 Advantage® Variable Annuity, RiverSource® RAVA 5 Select® Variable Annuity, RiverSource® RAVA 5 Access® Variable Annuity (offered for applications signed on or after April 30, 2012, but prior to April 29, 2013)
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RiverSource® RAVA 5® Advantage Variable Annuity, RiverSource RAVA 5 Select® Variable Annuity, RiverSource® RAVA 5 Access® Variable Annuity (offered for applications signed on or after April 29, 2013)
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RiverSource® RAVA 5® Advantage Variable Annuity (offered for applications signed on or after April 29, 2019)
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RiverSource® Retirement Group Annuity Contract I
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RiverSource® RAVA 5® Access Variable Annuity
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RiverSource® Retirement Group Annuity Contract II
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RiverSource® Retirement Advisor 4 Access® Variable Annuity
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RiverSource® Retirement Advisor 4 Advantage® Variable Annuity
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RiverSource® Retirement Advisor 4 Select® Variable Annuity
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RiverSource® Retirement Advisor Select Plus Variable Annuity
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RiverSource® Retirement Advisor Advantage Plus Variable Annuity
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RiverSource® Signature Variable Annuity
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RiverSource® Signature Select Variable Annuity
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RiverSource® Signature One Variable Annuity
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RiverSource® Signature One Select Variable Annuity
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Wells Fargo Advantage Variable Annuity
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Wells Fargo Advantage Select Variable Annuity
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Wells Fargo Advantage Builder Variable Annuity
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Wells Fargo Advantage Choice Variable Annuity

RiverSource Guarantee Period Accounts — Prospectus 1

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Wells Fargo Advantage Choice Select Variable Annuity
If you own one of these variable annuity contracts, you may be able to allocate purchase payments and contract value to the GPAs. The GPAs may not be available in some states and may not be available if you elect certain optional benefit riders available under your variable annuity contract. Please refer to your variable annuity contract or certificate (collectively, contract) and the prospectus for the contract (contract prospectus) for details regarding whether you are eligible to invest in the GPAs.
Please read this prospectus carefully and keep it for future reference. This prospectus does not describe the contract itself or the investment options other than the GPAs. For a description of your contract, please see your contract prospectus.
If you withdraw money from the GPAs before the end of the guarantee period, you may be subject to a market value adjustment. Interest rates for new guarantee period accounts may be higher or lower than the previous guaranteed interest rate.
A discussion of risk factors associated with the GPAs begins on page 5 of this prospectus.
The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
An investment in this Contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this Contract involves investment risk including the possible loss of principal.
The principal underwriter of this Contract is RiverSource Distributors, Inc. The offering of the Contract is intended to be continuous.
RiverSource Life has not authorized any person to give any information or to make any representations regarding the Contract other than those contained in this prospectus. Do not rely on any such information or representations.

2 RiverSource Guarantee Period Accounts — Prospectus

RiverSource Guarantee Period Accounts — Prospectus 3

Key Terms
These terms can help you understand details about the GPAs.
Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.
Annuity payouts: An amount paid at regular intervals under one of several plans.
Code: The Internal Revenue Code of 1986, as amended.
Contract: One of the variable annuity contracts under which the GPAs are offered.
Contract value: The total value of your contract at any point in time. The contract value is the sum of the contract value in the Fixed account, contract value in the Variable account, and contract value in the GPAs.
Fixed account: An investment option that is part of our general account, which guarantees a fixed interest rate. Unlike GPAs, allocations to the fixed account are not subject to a MVA.
Good order: We cannot process your transaction request relating to your contract until we have received the request in good order at our Service Center. “Good order” means the actual receipt of the request in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.
Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.
Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or surrenders from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.
Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a GPA is surrendered or transferred more than 30 days before the end of its guarantee period.
Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. The owner or any joint owner may be a non-natural person (e.g. irrevocable trust or corporation) or a revocable trust. If any owner is a non-natural person or revocable trust, the annuitant will be deemed to be the owner for contract provisions that are based on the age or life of the owner. When the contract is owned by a revocable trust or irrevocable grantor trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code. Any ownership change, including continuation of the contract by your spouse under the spousal continuation provision of the contract, redefines “owner”, “you” and “your”.
RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.
Service Center: Our department that processes all transaction and service requests for the contracts. We consider all transaction and service requests received when they arrive in good order at the Service Center. Any transaction or service requests sent or directed to any location other than our Service Center may end up delayed or not processed. Our Service Center address and telephone number are listed on the first page of this prospectus.
Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the time it closes. At the NYSE close, the next valuation date begins. If your contract anniversary is not a valuation date, your contract value for that contract anniversary will be based on close of business values on the next valuation date.
If we receive your purchase payment or any transaction request (such as a transfer or surrender request) in good order at our Service Center before the close of business, we will process your payment or transaction using the close of business values we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our Service Center at or after the close of business, we will process your payment or transaction using the close of business values we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the close of business values we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the close of business values we calculate on the next valuation date.
Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund.

4 RiverSource Guarantee Period Accounts — Prospectus

Risk Factors
This section discusses risks associated with the GPAs. Please refer to your contract prospectus for information about risks associated with your contract and any optional benefit riders you have elected.
Interest Rate Risk. Each GPA pays an interest rate declared by us when you make an allocation to that account and is fixed for the guarantee period you choose. We will periodically change the declared interest rate for future allocations to these accounts at our discretion based, in part, on various factors on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses. We cannot predict nor can we guarantee future rates.
Liquidity Risk. We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless an exception to the 30-day rule applies, we will apply a Market Value Adjustment (“MVA”) if you surrender or transfer contract value from a GPA or you elect an annuity payout plan while you have contract value invested in a GPA. We refer to these transactions as “early surrenders.” Because an early surrender may result in a loss of principal due to the MVA, the GPAs provide limited liquidity.
Market Value Adjustment Risk. We will apply an MVA to “early surrenders” from a GPA as described above. The MVA may be negative, positive or result in no change depending on how the guaranteed interest rate on your GPA compares to the new interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. You bear the risk of loss of principal due to a negative MVA.
Investment Risk. We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule); otherwise, unless an exception applies, an “early surrender” may result in the loss of principal due to a negative MVA.
Financial Strength. All guarantees under the GPAs are subject to the creditworthiness and continued claims-paying ability of RiverSource Life. We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. The assets held in our general account support the guarantees under your contract including your investment in the GPAs. You should be aware that our general account is exposed to many of the same risks normally associated with a portfolio of fixed-income securities including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of annuities and financial instruments and products as well, and these obligations are satisfied from the assets in our general account. Our general account is not segregated or insulated from the claims of our creditors.
Cybersecurity and System Integrity Risk. Increasingly, businesses are dependent on the continuity, security, and effective operation of various technology systems. The nature of our business depends on the continued effective operation of our systems and those of our business partners.
This dependence makes us susceptible to operational and information security risks from cyber-attacks. These risks may include the following:
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the corruption or destruction of data;
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theft, misuse or dissemination of data to the public, including your information we hold; and
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denial of service attacks on our website or other forms of attacks on our systems and the software and hardware we use to run them.
These attacks and their consequences can negatively impact your investment in the GPAs, your privacy, your ability to conduct transactions, or your ability to receive timely service from us. There can be no assurance that we or our other business partners will avoid losses affecting your investment in the GPAs due to any successful cyber-attacks or information security breaches. There may be an increased risk of cyber-attacks during periods of geo-political or military conflict (such as Russia’s invasion of Ukraine and the resulting response by the United States and other countries).
The Guarantee Period Accounts (GPAs)
The GPAs may not be available for contracts in some states or if you have elected certain optional benefit riders. Please refer to your contracts prospectus for details regarding whether you are eligible to invest in the GPAs. For RiverSource® Retirement Group Annuity Contract I and RiverSource® Retirement Group Annuity Contract II, GPAs are not available in Connecticut, Illinois, Indiana, Maryland, Oregon, Pennsylvania, and Washington. All other contracts are no longer sold.

RiverSource Guarantee Period Accounts — Prospectus 5

In general, you may allocate purchase payments and purchase payment credits, if applicable and transfer contract value to one or more of the GPAs with guarantee periods declared by us. These periods of time may vary from one to 10 years, depending on your Contract. We will send you a letter prior to the end of your guarantee period that lists the available GPAs or you can contact our Service Center at the number listed on the cover page of this prospectus for the GPAs currently available to you. The required minimum investment in each GPA is $1,000. These accounts are not offered after your contract value is applied to an annuity payout plan.
Each GPA pays an interest rate that is declared when you make an allocation to that account. Interest is credited daily. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA.
The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (future rates). These rates generally will be based on including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses. We cannot predict nor can we guarantee what future rates will be. Contact our Service Center at the number listed on the cover page of this prospectus for current interest rates.
Market Value Adjustment (MVA)
We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless one of the exceptions to the 30-day rule described below applies, we will apply an MVA if you surrender or transfer contract value from a GPA or you elect an annuity payout plan while you have contract value invested in a GPA. We will refer to these transactions as “early surrenders.” The application of an MVA may result in either a gain or loss (including loss of principal).
The 30-day rule does not apply and no MVA will apply to:
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amounts surrendered under contract provisions that waive surrender charges for Hospital or Nursing Home Confinement and Terminal Illness Diagnosis; and
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amounts deducted for contract fees and charges.
See “Charges” in your contract prospectus for information on the fees and charges that apply under your contract and the circumstances under which any applicable surrender charges will be waived.
Amounts we pay as death claims will not be reduced by any MVA.
At the End of the Guarantee Period
We will not apply an MVA to contract value you transfer or surrender out of the GPAs during the 30-day period ending on the last day of the guarantee period. During this 30 day window you may choose to start a new guarantee period of the same length, transfer the contract value from the current GPA to a GPA of another length, transfer the contract value from the current GPA to any of the investment options available under the contract, apply the contract value to an annuity payout plan, or surrender the value from the current GPA (all subject to applicable surrender, transfer, and annuitization provisions – See “Transferring Among Accounts”, “Surrenders” and “The Annuity Payout Period” in your contract prospectus for more information). If we do not receive any instructions by the end of your guarantee period, we will automatically transfer the contract value from the current GPA into the shortest GPA term available.
Calculating the MVA
When you request an early surrender, we adjust the early surrender amount by an MVA formula. The early surrender amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.
The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the surrender, the time remaining in your guarantee period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. This is summarized in the following table:
If your GPA rate is:	The MVA is:
Less than the new GPA rate + 0.10%	Negative
Equal to the new GPA rate + 0.10%	Zero
Greater than the new GPA rate + 0.10%	Positive
If the MVA is negative, the early surrender amount will be decreased. If the MVA is positive, the early surrender amount will be increased. For the MVA formula and examples, see Appendix A.

6 RiverSource Guarantee Period Accounts — Prospectus

Valuing Your Investment in the GPAs
We value the amounts you allocate to the GPAs directly in dollars. The value of the GPAs equals:
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the sum of your purchase payments and transfer amounts allocated to the GPAs;
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plus any purchase payment credits allocated to the GPAs, if applicable under your contract;
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plus interest credited;
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minus the sum of amounts surrendered (including any applicable surrender charges) and amounts transferred out;
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minus applicable charges under your contract and the optional benefit riders you have elected.
See “Charges” in your contract prospectus for information on fees and charges that apply under your contract.
The “Nonunitized” Separate Account
We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims- paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk.
We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations in interest rates. We achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.
We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:
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Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the
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U.S. government;
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Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch — or are rated in the two highest grades by the National Association of Insurance Commissioners;
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Debt instruments that are unrated, but which are deemed by RiverSource Life to have an investment quality within the four highest grades;
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Other debt instruments which are unrated or rated below investment grade, limited to 15% of assets at the time of purchase; and
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Real estate mortgages, limited to 30% of portfolio assets at the time of acquisition.
In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.
While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Minnesota and other state insurance laws.
Transferring Contract Value To and From the GPAs
Before your contract value is applied to an annuity payout plan, you may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies. You may not set up automated transfers to or from the GPAs.
The minimum transfer amount is $250 or the entire account balance, if less than $250. There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. We may suspend or modify transfer privileges at any time, subject to state regulatory requirements.
After your contract value is applied to an annuity payout plan, you may not make transfers to or from the GPAs. When your contract value is applied to an annuity payout plan, you must transfer all contract value out of the GPAs.
See “Transferring Among Accounts” in your contract prospectus for additional transfer provisions that apply to the investment options under your contract.

RiverSource Guarantee Period Accounts — Prospectus 7

Surrenders From the GPAs
You may surrender all or part of your contract value in a GPA at any time before the date your contract value is applied to an annuity payout plan by sending us a written request or calling us. Surrenders from the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period, unless an exception applies.
Surrender charges and other charges applicable to your contract and the optional benefit riders you have elected may apply. We do not apply MVAs to the amounts we deduct for fees and charges. See “Charges” in your contract prospectus for more information regarding charges that may apply under your contract. Federal income taxes and penalties and state and local income taxes may also apply. See “Taxes” in your contract prospectus for information about the tax consequences of surrendering contract value.
If you have a balance in more than one account and you request a partial surrender:
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Under certain contracts, we will automatically surrender money from all of your investment options, including the GPAs, in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise.
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Under certain contracts, we will not surrender money from any GPAs you may have unless insufficient amounts are available from your other investment options or you specifically request the surrender is taken from the GPAs.
See “Surrenders” in your contract prospectus for more information regarding surrenders from your contract.
Processing Requests
You may submit transfer or surrender requests in writing or by telephone.
To submit a transaction request by letter, send your name, contract number, Social Security Number or Taxpayer Identification Number and signed request to:
RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis, MN 55474
To submit a transaction request by telephone, call:
1-800-862-7919
If we receive your transfer or surrender request at our Service Center in good order before the close of the NYSE (4:00 pm Eastern time unless the NYSE closes earlier), we will process your transfer using the close of business values we calculate on that valuation date. If we receive your transfer or surrender request at our Service Center in good order at or after the close of the NYSE (4:00 pm Eastern time unless the NYSE closes earlier), we will process your transfer using the close of business values we calculate on the next valuation date after we received your request.
Please refer to your contract prospectus for more information regarding surrenders from your contract.
Charges
There are no charges that apply specifically to the GPAs. Please see the “Charges” section in your contract prospectus for a description of charges that apply under your contract.

8 RiverSource Guarantee Period Accounts — Prospectus

Benefits in Case of Death
Your contract provides a standard death benefit, and additional optional death benefits may also be available to you under your contract. Provided below is information about how MVAs may impact the death benefit. Please refer to your contract and your contract prospectus for detailed information about the death benefit that applies to you based on your contract and the optional benefit riders you have elected.
Amounts we pay as death claims will not be subject to a negative MVA. However, a positive MVA may apply.
Under certain contracts and death benefits, the value of the death benefit is reduced proportionally when you take a partial surrender based on the percentage of contract value that is withdrawn (adjusted partial surrender). If you request a partial surrender from the GPAs that will give you the net amount you requested after we apply any applicable MVA and surrender charge, the MVA could increase or decrease the percentage of contract value that is withdrawn. In these circumstances, a negative MVA would increase the impact of an adjusted partial withdrawal on the value of the death benefit.
Under certain contracts, if the value of your death benefit is less than the amount you would be entitled to receive under a full surrender of your contract if you were still living, the amount payable will be the full surrender value. The full surrender value is the contract value immediately prior to payment of a death claim less any applicable surrender charges and other charges under your contract and the optional benefit riders you have elected plus any positive or negative MVA.
For examples of how the MVA affects death benefits, see Appendix B.
Annuitizing Amounts in the GPAs
MVAs may apply when your contract value is applied to an annuity payout plan. This is because GPAs are not offered after your contract value is applied to an annuity payout plan, and you must transfer all contract value out of the GPAs on that date.
When your contract value is applied to an annuity payout plan, your contract value, including any contract value allocated to the GPAs, will be annuitized (converted to a stream of monthly payments). If your contract is annuitized, the contract goes into payout and only the annuity payout provisions continue. You will no longer have access to your contract value.
The annuity payout plans available to you are outlined in your contract prospectus. The amount available to purchase payouts under the plan you select is the contract value on the date your contract value is applied to the plan after any applicable charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). We will apply an MVA if contract value that you have invested in a GPA is applied to an annuity payout plan prior to 30 days before the end of the guarantee period. If the MVA is negative, the contract value applied to your annuity payout will be reduced.
The General Account
The general account includes all assets owned by RiverSource Life, other than those in the variable account and our other separate accounts. Subject to applicable state law, we have sole discretion to decide how assets of the general account will be invested. The assets held in our general account support the guarantees under your contract including your investment in the GPAs. You should be aware that our general account is exposed to many of the same risks normally associated with a portfolio of fixed-income securities including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of annuities and financial instruments and products as well, and these obligations are satisfied from the assets in our general account. Our general account is not segregated or insulated from the claims of our creditors.
About the Service Providers
Principal Underwriter
For additional distribution information, please see your contract prospectus. There is no additional plan of distribution or sales compensation with respect to the GPAs.
RiverSource Distributors, Inc. (RiverSource Distributors), our affiliate, serves as the principal underwriter and general distributor of the contracts. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.
RiverSource Distributors is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.

RiverSource Guarantee Period Accounts — Prospectus 9

Additional information about the underwriting agreement with RiverSource Distributors, Inc., including sales compensation, is included in your contract prospectus and in the statement of additional information that relates to your contract prospectus. This information applies regardless of whether you choose to invest in the GPAs, and there is no additional plan of distribution or sales compensation with respect to the GPAs.
Issuer
We issue the interests in the GPAs and the contracts they are offered under. We are a stock life insurance company organized in 1957 under the laws of the state of Minnesota and are located at 829 Ameriprise Financial Center, Minneapolis, MN 55474. We are a wholly-owned subsidiary of Ameriprise Financial, Inc. We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts (including indexed linked annuity contracts) and life insurance policies
Legal Proceedings
RiverSource Life is involved in the normal course of business in legal proceedings which include regulatory inquiries, arbitration and litigation, including class actions, concerning matters arising in connection with the conduct of its activities. These include proceedings specific to the Company as well as proceedings generally applicable to business practices in the industries in which it operates. The Company can also be subject to legal proceedings arising out of its general business activities, such as its investments, contracts, and employment relationships. Uncertain economic conditions, heightened and sustained volatility in the financial markets and significant financial reform legislation may increase the likelihood that clients and other persons or regulators may present or threaten legal claims or that regulators increase the scope or frequency of examinations of the Company or the insurance industry generally.
As with other insurance companies, the level of regulatory activity and inquiry concerning the Company’s businesses remains elevated. From time to time, the Company and its affiliates, including Ameriprise Financial Services, LLC (“AFS”) and RiverSource Distributors, Inc. receive requests for information from, and/or are subject to examination or claims by various state, federal and other domestic authorities. The Company and its affiliates typically have numerous pending matters, which includes information requests, exams or inquiries regarding their business activities and practices and other subjects, including from time to time: sales and distribution of various products, including the Company’s life insurance and variable annuity products; supervision of associated persons, including AFS financial advisors and RiverSource Distributors Inc.’s wholesalers; administration of insurance and annuity claims; security of client information; and transaction monitoring systems and controls. The Company and its affiliates have cooperated and will continue to cooperate with the applicable regulators.
These legal proceedings are subject to uncertainties and, as such, it is inherently difficult to determine whether any loss is probable or even reasonably possible, or to reasonably estimate the amount of any loss. The Company cannot predict with certainty if, how or when any such proceedings will be initiated or resolved. Matters frequently need to be more developed before a loss or range of loss can be reasonably estimated for any proceeding. An adverse outcome in one or more proceedings could eventually result in adverse judgments, settlements, fines, penalties or other sanctions, in addition to further claims, examinations or adverse publicity that could have a material adverse effect on the Company’s consolidated financial condition, results of operations or liquidity.
Experts
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Additional Information
Incorporation of Certain Documents by Reference
The SEC allows Us to “incorporate by reference” the information We have filed with the SEC. This means that We can disclose important information to You without actually including the specific information in this prospectus by referring You to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that We later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. We incorporate by reference RiverSource Life Insurance Company’s annual report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on Feb. 20, 2025, File No.033-28976 in accordance with the Securities Exchange Act of 1934, as amended and any filings We make with the SEC under Sections 13(a) or 15(d) of the Securities Exchange Act (excluding information deemed to be furnished and not filed with

10 RiverSource Guarantee Period Accounts — Prospectus

the SEC) after the effective date of this registration statement, until all offerings under the registration statement of which this prospectus forms a part are completed or terminated. The annual report contains additional information about RiverSource Life Insurance Company, including audited financial statements for the latest fiscal year.
RiverSource Life will furnish You without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of Your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.
Available Information
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement and other materials we file. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This prospectus, other information about the contract and other information incorporated by reference are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).
Indemnification
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of RiverSource Life pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RiverSource Guarantee Period Accounts — Prospectus 11

Appendix A: Example — Market Value Adjustment (MVA)
As the examples below demonstrate, the application of an MVA may result in either a gain or a loss of principal. We refer to all of the transactions described below as “early surrenders.” The examples may show hypothetical contract values.
These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the variable account, the fixed account, the GPAs and the fees and charges that apply to your contract.
Assumptions:
•
You purchase a contract and allocate part of your purchase payment to a ten-year GPA; and
•
we guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period; and
•
after three years, you decide to make a surrender from your GPA. In other words, there are seven years left in your guarantee period.
Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.
Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate so the MVA will be negative.
Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.
Sample MVA Calculations
The precise MVA formula we apply is as follows:
Early surrender amount × [{( 1 + i )/(1 + j + .001)}(n/12) –1] = MVA
Where i = rate earned in the GPA from which amounts are being transferred or surrendered.
j = current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period (rounded up to the next year).
n = number of months remaining in the current Guarantee Period (rounded up to the next month).
Examples — MVA
Using assumptions similar to those we used in the examples above:
•
You purchase a contract and allocate part of your purchase payment to a ten-year GPA; and
•
we guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period; and
•
after three years, you decide to make a $1,000 surrender from your GPA. In other words, there are seven years left in your guarantee period.
Example 1: You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. Using the formula above, we determine the MVA as follows:
$1,000 × [{(1.030)/(1 + .035 + .001)}(84/12) –1] = -$39.84
In this example, the MVA is a negative $39.84.
Example 2: You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. Using the formula above, we determine the MVA as follows:
$1,000 × [{(1.030)/(1 + .025 + .001)}(84/12) –1] = $27.61
In this example, the MVA is a positive $27.61
Please note that, depending on the surrender charge schedule applicable to any purchase payments you allocate to a GPA, a surrender charge may also apply. We do not apply MVAs to the amounts we deduct for surrender charges, so we would deduct any applicable surrender charge from your early surrender after we applied the MVA. Also note that when you request an early surrender, we surrender an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable surrender charge, unless you request otherwise.

12 RiverSource Guarantee Period Accounts — Prospectus

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under your class of contract for guarantee period durations equaling the remaining guarantee period of the GPA to which the formula is being applied.

RiverSource Guarantee Period Accounts — Prospectus 13

Appendix B: Example — Death Benefit Calculations
The purpose of this appendix is to illustrate the impact of the MVA on the Return of Purchase Payment death benefit.
In order to demonstrate these death benefit calculations, an example may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the variable account, the fixed account, the GPAs, and the fees and charges that apply to your contract.
Example #1 –For contracts that include the full surrender value in the death benefit calculation: Assumptions:
Contract Value = $99,000 Surrender Charge = $2,000
Market Value Adjustment = $5,000 No rider charges
Return of Purchase Payment Death Benefit = $100,000
Full surrender Value = Contract Value – Surrender Charge + Market Value Adjustment = $99,000 – $2,000 + $5,000 = $102,000 Death Benefit = Greater of Contract Value, Return of Purchase Payment Death Benefit, and full surrender value = $102,000
Example #2 - For contracts where partial surrenders have a proportional adjustment to the death benefit: Assumptions (before the partial surrender):
Contract Value = $50,000
Return of Purchase Payment Death Benefit = $55,000
Net Partial Surrender requested = $5,000 MVA Amount = -$500
Surrender Charge = $0
Amount withdrawn from Contract Value = $5,500
Remaining Contract Value = $44,500
Adjusted Partial Surrenders = $55,000* $5,500 / $50,000 = $6,050
Adjusted Return of Purchase Payment Death Benefit = $55,000 - $6,050 = $48,950
Death Benefit = Greater of Contract Value and Return of Purchase Payment Death Benefit = $48,950
* Under certain death benefits, the value of the death benefit is reduced proportionally when you take a partial surrender. If you request a partial surrender from the GPAs that will give you the net amount you requested after we apply any applicable MVA and surrender charge, the MVA could increase or decrease the percentage of contract value that is withdrawn. In these circumstances, a negative MVA would increase the impact of an adjusted partial withdrawal (which is based on the percentage of contract value that is withdrawn) on the value of the death benefit.Please refer to your contract and your contract prospectus for the death benefit that applies to you.

14 RiverSource Guarantee Period Accounts — Prospectus

RiverSource Life Insurance Company
©2008-2025 RiverSource Life Insurance Company. All rights reserved.
70100 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-862-7919
RiverSource Distributors, Inc. (Distributor), Member FINRA.
Issued by RiverSource Life Insurance Company, Minneapolis, Minnesota. Affiliated with Ameriprise Financial Services, LLC.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution The following is an itemized list of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being offered:
Registration Fee:	$ 0
Printing and Filing Expenses:	$ 3,000*
Legal Fees and Expenses:	N/A
Audit Fees:	$7,500*
Accounting Fees and Expenses:	N/A
*Estimated expense.
Item 15. Indemnification of Directors and Officers
The amended and restated By-Laws of the depositor provide that the depositor will indemnify, to the fullest extent now or hereafter provided for or permitted by law, each person involved in, or made or threatened to be made a party to, any action, suit, claim or proceeding, whether civil or criminal, including any investigative, administrative, legislative, or other proceeding, and including any action by or in the right of the depositor or any other corporation, or any partnership, joint venture, trust, employee benefit plan, or other enterprise (any such entity, other than the depositor, being hereinafter referred to as an “Enterprise”), and including appeals therein (any such action or process being hereinafter referred to as a “Proceeding”), by reason of the fact that such person, such person’s testator or intestate (i) is or was a director or officer of the depositor, or (ii) is or was serving, at the request of the depositor, as a director, officer, or in any other capacity, or any other Enterprise, against any and all judgments, amounts paid in settlement, and expenses, including attorney’s fees, actually and reasonably incurred as a result of or in connection with any Proceeding, except as provided below.
No indemnification will be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that such person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled. In addition, no indemnification will be made with respect to any Proceeding initiated by any such person against the depositor, or a director or officer of the depositor, other than to enforce the terms of this indemnification provision, unless such Proceeding was authorized by the Board of Directors of the depositor. Further, no indemnification will be made with respect to any settlement or compromise of any Proceeding unless and until the depositor has consented to such settlement or compromise.
The depositor may, from time to time, with the approval of the Board of Directors, and to the extent authorized, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the depositor or to any person serving at the request of the depositor as a director or officer, or in any other capacity, of any other Enterprise, to the fullest extent of the provisions with respect to the indemnification and advancement of expenses of directors and officers of the depositor.
Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the depositor or the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
Item 16. Exhibits
Exhibit No.	Description
1.
Principal Underwriter Agreement for RiverSource Life Insurance Company Variable Annuities and Variable Life Insurance Between
RiverSource Distributors, Inc. and RiverSource Life Insurance Company, filed as Exhibit 3.1 to the Initial Registration Statement on
Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760 on January 3, 2007, is incorporated by reference.

2.
Certificate of Merger of IDS Life Insurance Company and Articles of Merger of IDS Life Insurance Company and American Enterprise
Life Insurance Company, filed as Exhibit 2 to the Post-Effective Amendment No.  1 to the Registration Statement on Form S-1 for
RiverSource Life Insurance Company, File No. 333-139776, on April 24, 2007, is incorporated by reference.

3.1
Copy of Amended and Restated By-Laws of RiverSource Life Insurance Company, filed as Exhibit 27(f)(2) to Post-Effective
Amendment No. 28 to the Registration Statement on Form N-6, File No. 333-69777, on January 3, 2007, is incorporated by reference.

3.2
Consent in writing in lieu of a meeting of the Board of Directors of American Enterprise Life Insurance Company establishing the
American Enterprise MVA Account dated Aug. 18, 1999, filed as Exhibit 3.3 to RiverSource Life Insurance Company’s Initial
Registration Statement on Form S-1, No. 333-86297, filed on Aug. 31, 1999, is incorporated by reference.(See Exhibit 3.3 to Form S-1
Registration Statement filed with the SEC on 8/31/1999.)

3.3
Copy of Certificate of Amendment of Certificate of Incorporation of IDS Life Insurance Company dated June  22, 2006. Incorporated by reference to Exhibit 27(f)(1) to Post-Effective Amendment No. 28 to the Registration Statement on Form N-6, File No.  333-69777,
filed on January 3, 2007.

4.1
Form of Deferred Annuity Contract for the American Express® Signature One Variable Annuity (form 240180), filed as Exhibit 4.1 to
RiverSource Variable Annuity Account’s Post-Effective Amendment No.  1 to the Registration Statement on Form N-4, File
No. 333-85567, on Dec. 8, 1999, is incorporated by reference.(See Exhibit 4.1 to Form S-1 Registration Statement filed with the SEC on 12/8/1999.)

4.2
Form of Deferred Annuity Contract for the Wells Fargo Advantage(SM)Variable Annuity (form 44209), filed as Exhibit 4.1 to
RiverSource Variable Annuity Account’s Pre-Effective Amendment No.  1 to the Registration Statement on Form N-4, File
No. 333-85567, on Nov. 4, 1999, is incorporated by reference.(See Exhibit 4.1 to Form N-4 Registration Statement filed with the SEC on 11/4/1999.)

4.3
Form of Deferred Annuity Contract for the Wells Fargo Advantage(SM)Builder Variable Annuity (form 44210), filed as Exhibit 4.2 to
RiverSource Variable Annuity Account’s Pre-Effective Amendment No.  1 to the Registration Statement on Form N-4, File
No. 333-85567, filed on Nov. 4, 1999, is incorporated by reference.(See Exhibit 4.2 to Form N-4 Registration Statement filed with the
SEC on 11/4/1999.)

4.4
Form of Deferred Annuity Contract (form 240343), filed as Exhibit 4.1 to RiverSource Variable Annuity Account’s Pre-Effective
Amendment No. 1 to the Registration Statement on Form N-4, File No.  333-92297, on Feb. 11, 2000, is incorporated by reference.(See
Exhibit 4.1 to Form N-4 Registration Statement filed with the SEC on 2/11/2000.)

4.5
Form of Deferred Annuity Contract for American Express Signature Variable Annuity ® (form 43431), filed as Exhibit 4.1 to
RiverSource Variable Annuity Account’s Pre-Effective Amendment No. 1 to Registration Statement No.  333-74865 on Form N-4, filed on Aug. 5, 1999, is incorporated by reference.(See Exhibit 4.1 to Form N-4 Registration Statement filed with the SEC on 8/5/1999.)

4.6
Form of Deferred Annuity Contract for the American Express® Galaxy Premier Variable Annuity and the American Express Pinnacle
Variable Annuity(SM) (form 44170), filed as Exhibit 4.1 to RiverSource Variable Annuity Account’s Pre-Effective Amendment No.  1 to
the Registration Statement on Form N-4, File No. 333-82149, on Sept. 21, 1999, is incorporated by reference.(See Exhibit 4.1 to
Form N-4 Registration Statement filed with the SEC on 9/21/1999.)

4.7
Form of Deferred Annuity Contract Option L (form 271496), filed as Exhibit 4.1 to RiverSource Variable Annuity Account’s
Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No.  333-73958, on Feb. 20, 2002, is incorporated by reference.

4.8
Form of Deferred Annuity Contract Option C (form 271491), filed as Exhibit 4.2 to RiverSource Variable Annuity Account’s
Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No.  333-73958, on Feb. 20, 2002, is incorporated by reference.

4.9
Form of Deferred Annuity Contract (form 272646), filed as Exhibit 4.2 to RiverSource Variable Annuity Account’s Post-Effective
Amendment No. 15 to the Registration Statement on Form N-4, File No. 333-92297, on October 30, 2003, is incorporated by reference.

4.10
Form of Enhanced Death Benefit Rider contracts (form 44213), filed as Exhibit 4.3 to RiverSource Variable Annuity Account’s
Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No.  333-85567, on Nov. 4, 1999, is incorporated by reference.(See Exhibit 4.3 to Form N-4 Registration Statement filed with the SEC on 11/4/1999.)

4.11
Form of Guaranteed Minimum Income Benefit Rider for the American Express Signature Variable Annuity ® and the American
Express® Signature One Variable Annuity (6% Accumulation Benefit Base) (form 240186), filed as Exhibit 4.2 to RiverSource
Variable Annuity Account’s Post-Effective Amendment No. 3 to the Registration Statement on Form N-4, File No. 333-85567, on
Feb. 11, 2000, is incorporated by reference.(See Exhibit 4.2 to Form N-4 Registration Statement filed with the SEC on 2/11/2000.)

4.12
Form of Guaranteed Minimum Income Benefit Rider (form 240350), filed as Exhibit 4.4 to RiverSource Variable Annuity Account’s
Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No.  333-92297, on Feb. 11, 2000, is incorporated by reference.(See Exhibit 4.4 to Form N-4 Registration Statement filed with the SEC on 2/11/2000.)

4.13
Form of Guaranteed Minimum Income Benefit Rider contracts (form 44214), filed as Exhibit 4.4 to RiverSource Variable Annuity
Account’s Pre-Effective Amendment No.  1 to the Registration Statement on Form N-4, File No. 333-85567, on Nov. 4, 1999, is
incorporated by reference.(See Exhibit 4.4 to Form N-4 Registration Statement filed with the SEC on 11/4/1999.)

4.14
Form of 5% Accumulation Death Benefit Rider for the American Express Signature Variable Annuity® and the American Express
Signature One Variable Annuity(SM) (form 240183), filed as Exhibit 4.3 to RiverSource Variable Annuity Account’s Post-Effective
Amendment No.  1 to the Registration Statement on Form N-4, File No.  333-85567, on Dec. 8, 1999, is incorporated by reference.(See
Exhibit 4.3 to Form N-4 Registration Statement filed with the SEC on 12/8/1999.)

4.15
Form of Value Option Return of Purchase Payment Death Benefit Rider for the American Express ® Signature One Variable Annuity
(form 240182), filed as Exhibit 4.11 to Registrant’s Post-Effective Amendment No. 5 to Registration Statement No.  333-86297 on
Form S-1 on April 28, 2000, is incorporated by reference.

4.16
Form of 8% Performance Credit Rider for the American Express Signature Variable Annuity® and the American Express® Signature
One Variable Annuity (form 240187), filed as Exhibit 4.4 to RiverSource Variable Annuity Account’s Post-Effective Amendment No.  2
to the Registration Statement on Form N-4, File No. 333-85567, on Dec. 30, 1999, is incorporated by reference.

4.17
Form of Performance Credit Rider (form 240349), filed as Exhibit 4.2 to RiverSource Variable Annuity Account’s Pre-Effective
Amendment No. 1 to the Registration Statement on Form N-4, File No.  333-92297, on Feb. 11, 2000, is incorporated by reference.

4.18
Form of Benefit Protector(SM) Death Benefit Rider contracts (form 271155), filed as Exhibit 4.15 to RiverSource Variable Annuity
Account’s Post-Effective Amendment No. 6 to the Registration Statement on Form N-4, File No. 333-85567, on March  1, 2001, is
incorporated by reference.

4.19
Form of Benefit Protector(SM) Plus Death Benefit Rider contracts (form 271156), filed as Exhibit 4.16 to RiverSource Variable
Annuity Account’s Post-Effective Amendment No. 6 to the Registration Statement on Form N-4, File No. 333-85567, on March  1,
2001, is incorporated by reference.

4.20
Form of Maximum Anniversary Value Death Benefit Rider (form 240346), filed as Exhibit 4.3 to RiverSource Variable Annuity
Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-92297, on February  11, 2000, is
incorporated by reference.

4.21
Form of Roth IRA Endorsement contracts (form 43094), filed as Exhibit 4.2 to RiverSource Variable Annuity Account’s Pre-Effective
Amendment No. 1 to Registration Statement No.  333-74865 on Form N-4, filed on Aug. 5, 1999, is incorporated by reference.(See
Exhibit 4.2 to Form N-4 Registration Statement filed with the SEC on 8/5/1999.)

4.22
Form of SEP-IRA for the Wells Fargo Advantage(SM) Variable Annuity, the Wells Fargo Advantage(SM) Builder Variable Annuity, the
American Express® Signature One Variable Annuity, the American Express® Galaxy Premier Variable Annuity, and the American
Express Pinnacle Variable Annuity(SM) (form 43412), filed as Exhibit 4.3 to RiverSource Variable Annuity Account’s Pre-Effective
Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-72777, on July 8, 1999, is incorporated by reference.

4.23
Form of SEP-IRA contracts (form 43433), filed as Exhibit 4.3 to RiverSource Variable Annuity Account’s Pre-Effective Amendment
No. 1 to Registration Statement No.  333-74865 on Form N-4, filed on Aug. 4, 1999, is incorporated by reference.(See Exhibit 4.3 to
Form N-4 Registration Statement filed with the SEC on 8/4/1999.)

4.24
Form of Disability Waiver of Withdrawal Charges Rider (form 44215), filed as Exhibit 4.5 to RiverSource Variable Annuity Account’s
Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No.  333-85567, on Nov. 4, 1999, is incorporated by reference.(See Exhibit 4.5 to Form N-4 Registration Statement filed with the SEC on 11/4/1999.)

4.25
Form of Unemployment Waiver of Withdrawal Charges Rider for the Wells Fargo Advantage(SM) Variable Annuity and the Wells Fargo
Advantage(SM) Builder Variable Annuity (form 44216), filed as Exhibit 4.6 to RiverSource Variable Annuity Account’s Pre-Effective
Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-85567, on Nov. 4, 1999, is incorporated by reference.(See
Exhibit 4.6 to Form N-4 Registration Statement filed with the SEC on 11/4/1999.)

4.26
Form of TSA Endorsement contracts (form 43413), filed as Exhibit 4.4 to RiverSource Variable Annuity Account’s Pre-Effective
Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-72777, on July  8, 1999, is incorporated by reference.(See
Exhibit 4.4 to Form N-4 Registration Statement filed with the SEC on 7/8/1999.)

4.27
Form of Traditional IRA or SEP-IRA Endorsement (form 272108) filed as Exhibit 4.11 to Post-Effective Amendment No. 10 to the
Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-92297, on January  30, 2003, is
incorporated by reference.

4.28
Form of Roth IRA Endorsement (form 272109) filed as Exhibit 4.12 to Post-Effective Amendment No.  10 to the Registration
Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-92297, on January  30, 2003, is incorporated by reference.

4.29
Form of Variable Annuity Unisex Endorsement (form 272110) filed as Exhibit 4.13 to Post-Effective Amendment No.  10 to the
Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-92297, on January  30, 2003, is
incorporated by reference.

4.30
Form of Maximum Anniversary Value Death Benefit Rider (form 272869) filed as Exhibit 4.11 to RiverSource Variable Annuity
Account’s Post-Effective Amendment No. 7 to Registration Statement on Form N-4, File No. 333-74865, on February  2, 2004, is
incorporated by reference.

4.31
Form of 5% Accumulation Death Benefit Rider (form 272870) filed as Exhibit 4.12 to RiverSource Variable Annuity Account’s
Post-Effective Amendment No. 7 to the Registration Statement on Form N-4, File No. 333-74865, on February  2, 2004, is incorporated by reference.

4.32
Form of Enhanced Death Benefit Rider (form 272871) filed as Exhibit 4.13 to RiverSource Variable Annuity Account’s Post-Effective
Amendment No. 7 to the Registration Statement on Form N-4, File No. 333-74865, on February 2, 2004, is incorporated by reference.

4.33
Form of Guaranteed Minimum Income Benefit Rider (Maximum Anniversary Value Benefit Base) (form 272872) filed as Exhibit 4.14 to RiverSource Variable Annuity Account’s Post-Effective Amendment No.  7 to the Registration Statement on Form N-4, Filed
No. 333-74865, on February 2, 2004 is incorporated by reference.

4.34
Form of Guaranteed Minimum Income Benefit Rider (5% Accumulation Benefit Base) (form 272873) filed as Exhibit 4.15 to
RiverSource Variable Annuity Account’s Post-Effective Amendment No.  7 to the Registration Statement on Form N-4, File
No. 333-74865, on February 2, 2004 is incorporated by reference.

4.35
Form of Guaranteed Minimum Income Benefit Rider (Greater of Maximum anniversary Value Benefit Base or 5% Accumulation
Benefit Base) (form 272874) filed as Exhibit 4.16 to RiverSource Variable Annuity Account’s Post-Effective Amendment No.  7 to the
Registration Statement on Form N-4, File No. 333-74865, on February 2, 2004 is incorporated by reference.

4.36
Form of Guaranteed Minimum Withdrawal Benefit Rider (The Guarantor(SM) Withdrawal Benefit) (form 272875) filed as
Exhibit 4.17 to RiverSource Variable Annuity Account’s Post-Effective Amendment No.  7 to the Registration Statement on Form N-4,
File No. 333-74865, on February 2, 2004 is incorporated by reference.

4.37
Form of Deferred Variable Annuity Contract (form 272876-DPSIG) filed as Exhibit 4.18 to RiverSource Variable Annuity Account’s
Post-Effective Amendment No. 7 to the Registration Statement on Form N-4, File No. 333-74865, on February  2, 2004 is incorporated by reference.

4.38
Form of Deferred Variable Annuity Contract (form 272876-DPSG1) filed as Exhibit 4.28 to RiverSource Variable Annuity Account’s
Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 333-85567, on February  11, 2004 is
incorporated by reference.

4.39
Form of Deferred Variable Annuity Contract (form 272876-DPWF6) filed as Exhibit 4.29 to RiverSource Variable Annuity Account’s
Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 333-85567, on February  11, 2004 is
incorporated by reference.

4.40
Form of Deferred Variable Annuity Contract (form 272876-DPWF8) filed as Exhibit 4.30 to RiverSource Variable Annuity Account’s
Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 333-85567, on February  11, 2004 is
incorporated by reference.

4.41
Form of Deferred Variable Annuity Contract (form 272876-DPFCC) filed as Exhibit 4.21 to RiverSource Variable Annuity Account’s
Post-Effective Amendment No. 5 to the Registration Statement on Form N-4, File No. 333-73958, on February  10, 2004 is incorporated by reference.

4.42
Form of Deferred Variable Annuity Contract (form 272876-DPFCL) filed as Exhibit 4.22 to RiverSource Variable Annuity Account’s
Post-Effective Amendment No. 5 to the Registration Statement on Form N-4, File No. 333-73958, on February  10, 2004 is incorporated by reference.

4.43
Form of Guaranteed Minimum Withdrawal Benefit Rider (form 273567) filed as Exhibit 4.22 to RiverSource Variable Annuity
Account’s Post-Effective Amendment No. 22 to the Registration Statement on Form N-4, File No.  333-92297, on Jan. 28, 2005 is
incorporated by reference.

4.44
Form of Guaranteed Minimum Accumulation Benefit Rider (form 273568) filed as Exhibit 4.23 to RiverSource Variable Annuity
Account’s Post-Effective Amendment No. 22 to the Registration Statement on Form N-4, File No.  333-92297, on Jan. 28, 2005 is
incorporated by reference.

4.45
Form of Annuity Endorsement (form 273566) filed as Exhibit 4.24 to RiverSource Variable Annuity Account’s Post-Effective
Amendment No. 22 to the Registration Statement on Form N-4, File No. 333-92297, on Jan. 28, 2005 is incorporated by reference.

4.46
Form of Guaranteed Minimum Lifetime Withdrawal Benefit Rider (Guarantor Withdrawal Benefit for Life (SM) Rider) (Form 273959)
filed as Exhibit 4.22 to Post-Effective Amendment No. 14 to the Registration Statement on Form N-4, File No. 333-74865, on April  28,
2006, is incorporated by reference.

4.47
Form of MVA Endorsement (form 44182) filed as Exhibit 4.25 to the Initial Registration Statement on Form N-4 for RiverSource
Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.48
Form of Withdrawal Charges Endorsement (form 44189) filed as Exhibit 4.26 to the Initial Registration Statement on Form N-4 for
RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.49
Form of Age Endorsement (form 240496) filed as Exhibit 4.27 to the Initial Registration Statement on Form N-4 for RiverSource
Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.50
Form of TSA Plan Endorsement - RVSL (form 272865) filed as Exhibit 4.30 to the Initial Registration Statement on Form N-4 for
RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.51
Form of TSA Plan Endorsement - AEL (form 272865) filed as Exhibit 4.31 to the Initial Registration Statement on Form N-4 for
RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.52
Form of 401 Plan Endorsement - RVSL (form 272866) filed as Exhibit 4.32 to the Initial Registration Statement on Form N-4 for
RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.53
Form of 401 Plan Endorsement - AEL (form 272866) filed as Exhibit 4.33 to the Initial Registration Statement on Form N-4 for
RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.54
Form of Unisex Endorsement (form 272867) filed as Exhibit 4.34 to the Initial Registration Statement on Form N-4 for RiverSource
Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.55
Form of Fixed and Variable Annuity Contract (form 272876) filed as Exhibit 4.35 to the Initial Registration Statement on Form N-4 for
RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.56
Form of Fixed and Variable Annuity Contract - RVSL (form 273954) filed as Exhibit 4.35 to the Initial Registration Statement on
Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.57
Form of Fixed and Variable Annuity Contract - AEL (form 273954) filed as Exhibit 4.38 to the Initial Registration Statement on
Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.58
Form of Contract Data Pages - RVSL (form 273954 DPSIG) filed as Exhibit 4.39 to the Initial Registration Statement on Form N-4 for
RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.59
Form of MAV GMIB Rider - RVSL (form 273961) filed as Exhibit 4.40 to the Initial Registration Statement on Form N-4 for
RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.60
Form of MAV GMIB Rider - AEL (form 273961) filed as Exhibit 4.41 to the Initial Registration Statement on Form N-4 for
RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.61
Form of 5% GMIB Rider - RVSL (form 273962 filed as Exhibit 4.42 to the Initial Registration Statement on Form N-4 for RiverSource
Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.62
Form of 5% GMIB Rider - AEL (form 273962) filed as Exhibit 4.43 to the Initial Registration Statement on Form N-4 for RiverSource
Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.63
Form of Greater of MAV or 5% GMIB Rider - RVSL (form 273963) filed as Exhibit 4.44 to the Initial Registration Statement on
Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.64
Form of Greater of MAV or 5% GMIB Rider - AEL (form 273963) filed as Exhibit 4.45 to the Initial Registration Statement on
Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.65
Form of Unisex Endorsement - RVSL (form 273964) filed as Exhibit 4.46 to the Initial Registration Statement on Form N-4 for
RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.66
Form of Unisex Endorsement - AEL (form 273964) filed as Exhibit 4.47 to the Initial Registration Statement on Form N-4 for
RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.67
Form of 5% Accumulation Death Benefit Rider - RVSL (form 273965) filed as Exhibit 4.48 to the Initial Registration Statement on
Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.68
Form of 5% Accumulation Death Benefit Rider - AEL (form 273965) filed as Exhibit 4.49 to the Initial Registration Statement on
Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.69
Form of Greater of MAV or 5% Death Benefit Rider - RVSL (form 273966) filed as Exhibit 4.50 to the Initial Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.70
Form of Greater of MAV or 5% Death Benefit Rider - AEL (form 273966) filed as Exhibit 4.51 to the Initial Registration Statement on
Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760, on January 3, 2007, is incorporated by reference.

4.71
Form of Contract Data Pages (form 240343-EDP) filed as Exhibit 4.28 to the Initial Registration Statement on Form N-4 for
RiverSource Variable Annuity Account, File No. 333-139763, filed on January 3, 2007, is incorporated by reference.

4.72
Form of Contract Data Pages - RVSL (form 273954DPINN) filed as Exhibit 4.31 to the Initial Registration Statement on Form N-4 for
RiverSource Variable Annuity Account, File No. 333-139763, filed on January 3, 2007, is incorporated by reference.

4.73
Form of Contract Data Pages - AEL (form 273954DPINN) filed as Exhibit 4.32 to the Initial Registration Statement on Form N-4 for
RiverSource Variable Annuity Account, File No. 333-139763, filed on January 3, 2007, is incorporated by reference.

4.74
Form of Variable Annuity Contract (form 271498) filed as Exhibit 4.29 to the Initial Registration Statement on Form N-4 for
RiverSource Variable Annuity Account, File No. 333-139759, filed on January 3, 2007, is incorporated by reference.

4.75
Form of Contract Data Pages - RVSL (form 273954DPFCC) filed as Exhibit 4.33 to the Initial Registration Statement on Form N-4 for
RiverSource Variable Annuity Account, File No. 333-139759, filed on January 3, 2007, is incorporated by reference.

4.76
Form of Contract Data Pages - AEL (form 273954DPFCC) filed as Exhibit 4.34 to the Initial Registration Statement on Form N-4 for
RiverSource Variable Annuity Account, File No. 333-139759, filed on January 3, 2007, is incorporated by reference.

4.77
Form of Contract Data Pages - RVSL (form 273954DPFCL) filed as Exhibit 4.35 to the Initial Registration Statement on Form N-4 for
RiverSource Variable Annuity Account, File No. 333-139759, filed on January 3, 2007, is incorporated by reference.

4.78
Form of Contract Data Pages - AEL (form 273954DPFCL) filed as Exhibit 4.36 to the Initial Registration Statement on Form N-4 for
RiverSource Variable Annuity Account, File No. 333-139759, filed on January 3, 2007.

4.79
Form of Contract Data Pages - RVSL (form 273954DPSG1) filed as Exhibit 4.39 to the Initial Registration Statement on Form N-4 for
RiverSource Variable Annuity Account, File No. 333-139762, filed on January 3, 2007.

4.80
Form of Contract Data Pages - AEL (form 273954DPSG1) filed as Exhibit 4.40 to the Initial Registration Statement on Form N-4 for
RiverSource Variable Annuity Account, File No. 333-139762, filed on January 3, 2007.

4.81
Form of Contract Data Pages - RVSL (form 273954DPWFB) filed as Exhibit 4.41 to the Initial Registration Statement on Form N-4 for
RiverSource Variable Annuity Account, File No. 333-139762, filed on January 3, 2007.

4.82
Form of Contract Data Pages - AEL (form 273954DPWFB) filed as Exhibit 4.42 to the Initial Registration Statement on Form N-4 for
RiverSource Variable Annuity Account, File No. 333-139762, filed on January 3, 2007.

4.83
Form of Unisex Traditional and SEP IRA Endorsement (form 43412) filed as Exhibit 4.3 to RiverSource Variable Annuity Account’s
Pre-Effective Amendment No. 1 to Registration Statement No.  333-74865 on Form N-4, on Aug 4, 1999, is incorporated by reference.(See Exhibit 4.3 to Form N-4 Registration Statement filed with the SEC on 8/4/1999.)

4.84
Form of Guaranteed Minimum Withdrawal Benefit Single Life Rider (form 273959-sg) filed as Exhibit 4.51 to RiverSource Variable
Annuity Account Post-Effective Amendment No.  1 to Registration Statement 333-139763 on Form N-4, on Feb. 23, 2007, is
incorporated herein by reference.

4.85
Form of Guaranteed Minimum Withdrawal Benefit Joint Life Rider (form 273959-jt) filed as Exhibit 4.52 to RiverSource Variable
Annuity Account’s Post-Effective Amendment No.  1 to Registration Statement 333-139763 on Form N-4, on Feb. 23, 2007, is
incorporated herein by reference.

4.86
Form of Contract Data Pages - RVSL (form 273954DPBAC) filed as Exhibit 4.57 to Registrant’s Post-Effective Amendment No.  3 to
Registration Statement on Form N-4, File No. 333-139759 on May 18, 2007 is incorporated herein by reference.

4.87
Form of Contract Data Pages - RVSL (form 273954DPBA7) filed as Exhibit 4.58 to Registrant’s Post-Effective Amendment No.  3 to
Registration Statement on Form N-4, File No. 333-139759 on May 18, 2007 is incorporated herein by reference.

4.88
Form of Guaranteed Minimum Withdrawal Benefit Single Life Rider (form 275062-sg) filed as Exhibit 4.59 to Registrant’s
Post-Effective Amendment No. 12 to the Registration Statement on Form N-4, File No. 333-139759 on June  5, 2009 is incorporated herein by reference.

4.89
Form of Guaranteed Minimum Withdrawal Benefit Joint Life Rider (form 275062-jt) filed as Exhibit 4.60 to Registrant’s Post-Effective
Amendment No. 12 to the Registration Statement on Form N-4, File No. 333-139759 on June  5, 2009 is incorporated herein by reference.

4.90
Form of Deferred Annuity Contract (form 411265) filed as Exhibit 4.55 to Registrant’s Post-Effective Amendment No.  10 to the
Registration Statement on Form N-4, File No. 333-139763 on Nov. 25, 2009 is incorporated herein by reference.

4.91
Form of Deferred Annuity Contract (form 411265) data pages for RiverSource FlexChoice Select Variable Annuity filed as
Exhibit 4.62 to Registrant’s Post-Effective Amendment No. 14 to the Registration Statement on Form N-4, File No.  333-139759 on
Nov. 25, 2009 is incorporated herein by reference.

4.92
Form of Guarantee Period Accounts Endorsement (form 411272) filed as Exhibit 4.57 to Registrant’s Post-Effective Amendment
No. 10 to the Registration Statement on Form N-4, File No. 333-139763 on Nov. 25, 2009 is incorporated herein by reference.

4.93
Form of Maximum Anniversary Value Death Benefit Rider (form 411278) filed as Exhibit 4.58 to Registrant’s Post-Effective
Amendment No. 10 to the Registration Statement on Form N-4, File No.  333-139763 on Nov. 25, 2009 is incorporated herein by reference.

4.94
Form of 5% Accumulation Death Benefit Rider (form 411279) filed as Exhibit 4.59 to Registrant’s Post-Effective Amendment No. 10
to the Registration Statement on Form N-4, File No. 333-139763 on Nov. 25, 2009 is incorporated herein by reference.

4.95
Form of Enhanced Death Benefit Rider (form 411280) filed as Exhibit 4.60 to Registrant’s Post-Effective Amendment No.  10 to the
Registration Statement on Form N-4, File No. 333-139763 on Nov. 25, 2009 is incorporated herein by reference.

4.96
Form of Return of Purchase Payment Death Benefit Rider (form 411277) filed as Exhibit 4.61 to Registrant’s Post-Effective
Amendment No. 10 to the Registration Statement on Form N-4, File No.  333-139763 on Nov. 25, 2009 is incorporated herein by reference.

4.97
Form of Benefit Protector(SM) Death Benefit Rider (form 411281) filed as Exhibit 4.62 to Registrant’s Post-Effective Amendment
No. 10 to the Registration Statement on Form N-4, File No. 333-139763 on Nov. 25, 2009 is incorporated herein by reference.

4.98
Form of Benefit Protector(SM) Plus Death Benefit Rider (form 411282) filed as Exhibit 4.63 to Registrant’s Post-Effective
Amendment No. 10 to the Registration Statement on Form N-4, File No.  333-139763 on Nov. 25, 2009 is incorporated herein by reference.

4.99
Form of Guaranteed Minimum Accumulation Benefit Rider (form 411283)filed as Exhibit 4.64 to Registrant’s Post-Effective
Amendment No. 10 to the Registration Statement on Form N-4, File No.  333-139763 on Nov. 25, 2009 is incorporated herein by reference.

4.100
Form of Guaranteed Lifetime Withdrawal Benefit Single Life Rider SecureSource Stages® Rider (form 411284-sg) filed as
Exhibit 4.65 to Registrant’s Post-Effective Amendment No. 10 to the Registration Statement on Form N-4, File No.  333-139763 on
Nov. 25, 2009 is incorporated herein by reference.

4.101
Form of Guaranteed Lifetime Withdrawal Benefit Joint Life Rider SecureSource Stages® Rider (form 411284-jt) filed as Exhibit 4.66 to Registrant’s Post-Effective Amendment No. 10 to the Registration Statement on Form N-4, File No.  333-139763 on Nov. 25, 2009 is
incorporated herein by reference.

4.102
Form of Guaranteed Lifetime Withdrawal Benefit Single Life Rider SecureSource Stages 2 Rider filed as Exhibit 4.48 to RiverSource
Variable Account 10 Post-Effective Amendment No. 61 under Registration Statement 333-79311 on July  12, 2010 is incorporated herein by reference.

4.103
Form of Guaranteed Lifetime Withdrawal Benefit Joint Life Rider SecureSource Stages 2 Rider filed as Exhibit 4.49 to RiverSource
Variable Account 10 Post-Effective Amendment No. 61 under Registration Statement 333-79311 on July  12, 2010 is incorporated herein by reference.

5.*	Opinion of Counsel and consent to its use as to the securities being registered.

23.	Consent of Independent Registered Public Accounting Firms will be filed by amendment.

24.*	Power of Attorney to sign this Registration Statement, dated Sept. 25, 2024.
Ex- 107*	Filing Fees Table
*Filed electronically
Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:
(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement;
(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof;
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use. registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant, RiverSource Life Insurance Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, and State of Minnesota on the 14th day of April, 2025.
RiverSource Life Insurance Company
(Registrant)
By	/s/ Gumer C. Alvero
Gumer C. Alvero Chairman of the Board and President
As required by the Securities Act of 1933, Amendment to this Registration Statement has been signed by the following persons in the capacities indicated on April 14, 2025.
Signature	Title
/s/ Gumer C. Alvero	Chairman of the Board and President (Chief Executive Officer)
Gumer C. Alvero
/s/ Michael J. Pelzel	Senior Vice President – Corporate Tax
Michael J. Pelzel
/s/ Kevin L. Kehn	Director, Senior Vice President and Chief Actuary
Kevin L. Kehn
/s/ Shweta Jhanji	Senior Vice President and Treasurer
Shweta Jhanji
/s/ Brian E. Hartert	Director and Chief Financial Officer (Chief Financial Officer)
Brian E. Hartert
/s/ Gene R. Tannuzzo	Director
Gene R. Tannuzzo
/s/ Gregg L. Ewing	Vice President and Controller (Principal Accounting Officer)
Gregg L. Ewing
/s/ Stephen R. Wolfrath	Director, Senior Vice President – Insurance and Annuities Product Development and Management
Stephen R. Wolfrath
/s/ Kara D. Sherman	Director, Senior Vice President, National Sales Manager – Insurance
Kara D. Sherman
Power of Attorney to sign Amendment to this Registration Statement, dated Sept. 25, 2024, filed electronically herewith, by:
/s/ Nicole D. Wood
Nicole D. Wood Assistant General Counsel and Assistant Secretary

Exhibit Index
5	Opinion of Counsel
24.	Power of Attorney dated Sept. 25, 2024
Ex-107	Filing Fees table